EXHIBIT 99.1
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FORM OF AMENDMENT TO BYLAWS OF THE COMPANY, EFFECTIVE AS OF APRIL 15, 2009.



             AMENDMENT TO BY-LAWS REGARDING MAJORITY VOTING

      RESOLVED, that the By-Laws of the Company are hereby amended by deleting Article III, Section 1 in its entirety and inserting in its place the following new Article III, Section 1:

      "SECTION 1. NUMBER AND ELECTION OF DIRECTORS; MAJORITY VOTING
      STANDARD.

      (a) The Board of Directors shall consist of not less than 3 nor more than 15 members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Except as provided in Section 4 of this Article III, directors shall be elected by the shareholders at the annual meetings of shareholders, and each director so elected shall hold office until such director's successor is duly elected and qualifies, or until such director's earlier death, resignation or removal. Directors need not be shareholders.

      (b) Except as provided in Section 4 of this Article III with respect to vacancies, each director shall be elected by a vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of a date that is fourteen
            (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director (with "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that director's election).

      (c) In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, such incumbent director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of the Board of Directors (or such other Committee designated by the Board of Directors pursuant to
            Article III, Section 12 of these Bylaws) shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether such other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommenda-tions, and the Board of Directors in making its decision, may


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            each consider any factors or other information that it
            considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommenda-tion of the Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

      (d) If a director's resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 4 of these Bylaws or may decrease the size of the Board pursuant to the provisions of Article III, Section 1 of these Bylaws."